                                                                   EXHIBIT 10.7

                               STANDARD SUBLEASE

                  American Industrial Real Estate Association

                                     [LOGO]

1. Parties. This Sublease, dated, for reference purposes only, August 7, 1996, is made by and between Red Robin International, Incorporated (herein called "Sublessor") and Vision Solutions Incorporated (herein called "Sublessee").

2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real properly situated in the County of Orange State of California, commonly known as 28 Executive Park, Suite 200, Irvine, California 92714 and described as that certain 17,003 rentable square feet located on the second (2nd) floor suite 200 of 28 Executive Park, Irvine, California. Said real property, including the land and all improvements thereon, is hereinafter called the "Premises".

3.       Term.

         3.1 Term. The term of this Sublease shall be for fourteen (14) months commencing on November 1, 1996 and ending on December 31, 1997 unless sooner terminated pursuant to any provision hereof.

         3.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date. Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date. Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of $13,177.32, in advance, on the 1st day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $13,177.32 as rent for the 1st month, November 1996. Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $13,177.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease. Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit. Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied to Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.       Use.

         6.1 Use The Premises shall be sued and occupied only for general office and for no other purposes.

         6.2     Compliance with Law.

                 (a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises, does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed. In the event that its determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within 1 year from the commencement of the term of this Sublease, if shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

                 (b) Except as provided in paragraph 6.2(a). Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulation the use by Sublessee of the Premises. Sublessee shall not use of permit the use of the premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall end to disturb such other tenants.

         6.3 Condition of Premises. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7.       Master Lease.

         7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit 1, date June 27, 1951 wherein The Irvine Company is the lessor hereinafter referred to as the "Master Lessor"

         7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

         7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

         7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease. Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor each and every obligations of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Article I Paragraphs 6, 9. Article II
Section 3.1, 4.1. Sublessee shall have no rights or obligations under section
22.8 and Exhibits X and Y.

         7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

         7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

         7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

         7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

8.       Assignment of Sublease and Default.

         8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to terms of Paragraph 8.2 hereof.

         8.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor shall not, by reason of this assignment of the Subleases nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

         8.3 Sublessor hereby irrevocable authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have not right or, claim against Sublessee for any such rents so paid by Sublessee.

         8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.       Consent of Master Lessor.

         9.1 In the event that the mater Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

         9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then this Sublease, nor the Master Lessor's consent, shall not be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving guarantors consent to this Sublease and the terms thereof.

         9.3     In the event that Master Lessor does give such consent then:

                 (a) Such consent will not release Sublessor of its obligations or after the primary liability of Sublessor to pay the rent and performed and comply with all of the obligations of Sublessor to be performed under the Master Lease.

                 (b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

                 (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

                 (d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lease's remedies against any other person or entity liable thereon to Master Lessor.

                 (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

                 (f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

         9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this sublease.

         9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

         9.6 In the event that Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10.      Brokers Fee.

         10.1 Upon execution hereof by all parties, Sublessor shall pay to Signature Business Services a licensed real estate broker, (herein called "Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no separate agreement between Sublessor and Broker, the sum of $xxxxxxxxxx for brokerage services rendered by Broker to Sublessor in this transaction.

         10.3 Master Lessor agrees, by its consent to this Sublease, that if Sublessee shall exercise any option or right of fist refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of its consent to this Sublease.

         10.4 Any fee due from Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, as to any extension or renewal; upon the execution of any new lease, as to a new lease transaction or the exercise of a right of first refusal to lease; or at the close of escrow, as to the exercise of any option to purchase or other, sale transaction.

         10.5 Any transferee of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. Attorney's fees. If any party herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

12. Additional Provisions. [If there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are addition provisions place the same here.]

         12.1 Tenant Improvements. Sublessor will sublease the space on an "as is" basis, however Sublessor shall touch up the painted walls as necessary and professionally clean the carpet and premises prior to Sublessee's occupancy.

         12.2 Signage. Subject to Mater Lessor's approval, Sublessor transfers its signage rights to Sublessee per Article V Section 5.2 signs.

         12.3 Signage Removal. Sublessor will remove its signage from 28 Executive Park per the Master Lease Article V Section 5.2 signs within sixty
(60) days after occupancy of Sublessee.

         12.4 Rent. Sublessee will pay no additional rent above base rent, (such as operating expense pass throughs) excepting their base rent as stated in paragraph 4.

If this Sublease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Sublease or the transaction relating thereto.

Executed at                   Red Robin International, Incorporated
           ----------------
on                            By   /s/
   ------------------------      -------------------------------------------
address                          James P. McGloskey, Chief Financial Officer
        -------------------   By   /s/
                                 -------------------------------------------
                                 Michael J. Snyder, President
---------------------------      "Sublessor" (Corporate Seal)

Executed at                   Vision Solutions Incorporated
           ----------------
on                            By   /s/
   ------------------------      -------------------------------------------
address                       By
       --------------------      -------------------------------------------
                                       "Sublessee" (Corporate Seal)

Executed at                   The Irvine Company
            ---------------
on                            By
   ------------------------      -------------------------------------------
address                       By
       --------------------      -------------------------------------------
                                      "Master Lessor" (Corporate Seal)

Executed at
            ---------------
on                            By
   ------------------------      -------------------------------------------
address                       By
        -------------------      -------------------------------------------
                                            "Guarantors"

Note: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form; AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 So. Figueroa St., M-1, Los Angeles, CA 90071, (213) 687-8777

                               OFFICE SPACE LEASE

                                    BETWEEN

                             IRVINE OFFICE COMPANY

                                      AND

                         RED ROBIN INTERNATIONAL, INC.
                         -----------------------------

                                 INDEX TO LEASE


                                                                                               Page
ARTICLE I.                BASIC LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE II.               PREMISES
   Section 2.1            Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . .       2
   Section 2.2            Acceptance of Premises  . . . . . . . . . . . . . . . . . . . . .       2
   Section 2.3            Building Name and Address . . . . . . . . . . . . . . . . . . . .       2

ARTICLE III.              TERM
   Section 3.1            General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
   Section 3.2            Delay in Possession . . . . . . . . . . . . . . . . . . . . . . .       2

ARTICLE IV.               RENT AND OPERATING EXPENSES
   Section 4.1            Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
   Section 4.2            Operating Expense Increase  . . . . . . . . . . . . . . . . . . .       3

ARTICLE V.                USES
   Section 5.1            Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
   Section 5.2            Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4

ARTICLE VI.               LANDLORD SERVICES
   Section 6.1            Utilities and Services  . . . . . . . . . . . . . . . . . . . . .       4
   Section 6.2            Operation and Maintenance of Common Facilities  . . . . . . . . .       4
   Section 6.3            Use of Common Facilities  . . . . . . . . . . . . . . . . . . . .       5
   Section 6.4            Parking . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
   Section 6.5            Changes and Additions by Landlord . . . . . . . . . . . . . . . .       5

ARTICLE VII.              MAINTAINING THE PREMISES
   Section 7.1            Tenant's Maintenance and Repair . . . . . . . . . . . . . . . . .       5
   Section 7.2            Landlord's Maintenance and Repair . . . . . . . . . . . . . . . .       5
   Section 7.3            Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
   Section 7.4            Mechanics' Liens  . . . . . . . . . . . . . . . . . . . . . . . .       6
   Section 7.5            Entry and Inspection  . . . . . . . . . . . . . . . . . . . . . .       6

ARTICLE VIII.             TAXES AND ASSESSMENTS ON TENANT'S PROPERTY  . . . . . . . . . . .       6

ARTICLE IX.               ASSIGNMENT AND SUBLETTING
   Section 9.1            Rights of Parties . . . . . . . . . . . . . . . . . . . . . . . .       6
   Section 9.2            Effect of Transfer  . . . . . . . . . . . . . . . . . . . . . . .       7
   Section 9.3            Sublease Requirements . . . . . . . . . . . . . . . . . . . . . .       7

ARTICLE X.                INSURANCE AND INDEMNITY
   Section 10.1           Tenant's Insurance  . . . . . . . . . . . . . . . . . . . . . . .       7
   Section 10.2           Landlord's Insurance  . . . . . . . . . . . . . . . . . . . . . .       8
   Section 10.3           Tenant's Indemnity  . . . . . . . . . . . . . . . . . . . . . . .       8
   Section 10.4           Landlord's Indemnity  . . . . . . . . . . . . . . . . . . . . . .       8

ARTICLE XI.               DAMAGE OR DESTRUCTION
   Section 11.1           Restoration . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
   Section 11.2           Lease Governs . . . . . . . . . . . . . . . . . . . . . . . . . .       8

                                                                                               Page
                                                                                               ----
ARTICLE XII.              EMINENT DOMAIN
   Section 12.1           Total or Partial Taking . . . . . . . . . . . . . . . . . . . . .      9
   Section 12.2           Temporary Taking  . . . . . . . . . . . . . . . . . . . . . . . .      9
   Section 12.3           Taking of Parking Area  . . . . . . . . . . . . . . . . . . . . .      9

ARTICLE XIII.             SUBORDINATION; ESTOPPEL CERTIFICATE
   Section 13.1           Subordination . . . . . . . . . . . . . . . . . . . . . . . . . .      9
   Section 13.2           Estoppel Certificate  . . . . . . . . . . . . . . . . . . . . . .      9

ARTICLE XIV.              DEFAULTS AND REMEDIES
   Section 14.1           Tenant's Defaults . . . . . . . . . . . . . . . . . . . . . . . .      9
   Section 14.2           Landlord's Remedies . . . . . . . . . . . . . . . . . . . . . . .     10
   Section 14.3           Late Payments . . . . . . . . . . . . . . . . . . . . . . . . . .     11
   Section 14.4           Right of Landlord to Perform  . . . . . . . . . . . . . . . . . .     11
   Section 14.5           Default by Landlord . . . . . . . . . . . . . . . . . . . . . . .     11
   Section 14.6           Expenses and Legal Fees . . . . . . . . . . . . . . . . . . . . .     11

ARTICLE XV.               END OF TERM
   Section 15.1           Holding Over  . . . . . . . . . . . . . . . . . . . . . . . . . .     12
   Section 15.2           Merger on Termination . . . . . . . . . . . . . . . . . . . . . .     12
   Section 15.3           Surrender of Premises; Removal of Property  . . . . . . . . . . .     12

ARTICLE XVI.              PAYMENTS AND NOTICES  . . . . . . . . . . . . . . . . . . . . . .     12

ARTICLE XVII.             RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . .     12

ARTICLE XVIII.            BROKER'S COMMISSION . . . . . . . . . . . . . . . . . . . . . . .     12

ARTICLE XIX.              TRANSFER OF LANDLORD'S INTEREST . . . . . . . . . . . . . . . . .     13

ARTICLE XX.               INTERPRETATION
   Section 20.1           Gender and Number . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.2           Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.3           Joint and Several liability . . . . . . . . . . . . . . . . . . .     13
   Section 20.4           Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.5           Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.6           Controlling Law . . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.7           Severability  . . . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.8           Waiver and Cumulative Remedies  . . . . . . . . . . . . . . . . .     13
   Section 20.9           Inability to Perform  . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.10          Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.11          Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . .     13
   Section 20.12          Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

ARTICLE XXI.              EXECUTION AND RECORDING
   Section 21.1           Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .     14
   Section 21.2           Corporate and Partnership Authority . . . . . . . . . . . . . . .     14
   Section 21.3           Execution of Lease; No Option or Offer  . . . . . . . . . . . . .     14
   Section 21.4           Recording . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14
   Section 21.5           Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

                                                                                        Page
                                                                                        ----
ARTICLE XXII.             MISCELLANEOUS
   Section 22.1           Nondisclosure of Lease Terms  . . . . . . . . . . . . . . .    14
   Section 22.2           Representations by Tenant . . . . . . . . . . . . . . . . .    14
   Section 22.3           Changes Requested by Lender . . . . . . . . . . . . . . . .    14
   Section 22.4           Mortgages Protection  . . . . . . . . . . . . . . . . . . .    14
   Section 22.5           Covenants and Conditions  . . . . . . . . . . . . . . . . .    14
   Section 22.6           Disclosure Statement  . . . . . . . . . . . . . . . . . . .    14
   Section 22.7           Attachments . . . . . . . . . . . . . . . . . . . . . . . .    15
   Section 22.8           Reimbursement for Existing Leases . . . . . . . . . . . . .    15

EXHIBIT A                 Floor Plan of the Premises
EXHIBIT B                 Utilities and Services
EXHIBIT C                 Parking
EXHIBIT D                 Tenant's insurance
EXHIBIT E                 Rules and Regulations
EXHIBIT X                 Work Letter

                               OFFICE SPACE LEASE


   THIS LEASE is made as of the 27th day of June, 1991, by and between The Irvine Company, a Michigan corporation, dba Irvine Office Company, hereafter called "Landlord," and RED ROBIN INTERNATIONAL, INC., a Nevada corporation, hereinafter called "Tenant."


                       ARTICLE I.  BASIC LEASE PROVISIONS

1.       Tenant's Trade Name:              N/A
                              --------------------------------------------------
2. Premises: Suite No. 200 (the Premises are more particularly described in Section 2.1).

         Address of Office Building:  28 Executive Park, Irvine, CA 92714
                                      ------------------------------------------
         Project Description (if applicable):   Executive Park I and III
                                                --------------------------------
3.       Use of Premises:   General office and for no other use.
                            ----------------------------------------------------
4.       Estimated Commencement Date:  January 1, 1992
                                       -----------------------------------------
5.       Lease Term:   Seventy-Two (72) months, plus such additional days as
         may be required to cause this Lease to terminate on the final day of the calendar month.

6.       Basic Rent:   Twenty-Two Thousand Three Hundred Fifty-Nine Dollars
         ($22,359.00) per month, based on $1.315 per rentable square foot.

         Date of First C.P.I. Adjustment to Basic Rent (Section 4.3):    N/A
                                                                       ---------

         Other Rental Adjustments:

         Commencing on the first day of the thirty-seventh month of the Lease Term the Basic Rent shall be Twenty-Four Thousand Fifty-Nine Dollars ($24,059.00) per month, based on $1.415 per rentable square foot.

7. Property Tax Base: The Property Taxes per rentable square foot actually incurred by Landlord during its fiscal year ending June 30, 1992, as reasonable extrapolated to a fully-assessed building at 95% occupancy.

         Building Cost Base: The Building Costs per rentable square foot actually incurred by Landlord during its fiscal year ending June 30, 1992, as reasonable extrapolated to 95% building occupancy.

         Expense Recovery Period: Every 12 month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30

8.       Floor Area of Premises:  approximately 17,003 rentable square feet

9.       Security Deposit:  $ None
                            ---------------------------------------------------
10.      Broker(s):   Lee & Associates
                      ---------------------------------------------------------
11.      Plan Approval Date:   N/A
                               ------------------------------------------------
12.      Address for Payments and Notices:

                 LANDLORD                                     TENANT
         The Irvine Company Inc.                   Red Robin International, Inc.
         c/o Prentiss Properties Limited, Inc.     28 Executive Park, Suite 200
         36 Executive Park, Suite 140              Irvine, CA 92714
         Irvine, CA 92714
         Attn:  Property Manager


         with a copy of notices to:

         IRVINE OFFICE COMPANY
         P.O. Box 1
         Newport Beach, CA 92658-8904
         Attn:  Vice President, Asset Management

                             ARTICLE II.  PREMISES

         SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the "premises"), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the office building identified in
Item 2 of the Basic Lease a portion of the project described in Item 2 (the "Project").

                             ARTICLE II.  PREMISES

         SECTION 2.1.     LEASED PREMISES.  (Continued)

                 (b) Right of First Offer. Provided Tenant is not then in default hereunder, and further provided that Tenant has not assigned or sublet its interest in this Lease, Landlord hereby grants Tenant the continuing right ("First Right") to lease any space which may become available for lease on the third (3rd) floor of the Office Building ("First Right Space") in accordance with and subject to the provisions of this Section 2.1(b). At any time after the date of this Lease, but prior to leasing the First Right Space, or any portion thereof, to any other party, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, Operating Expense Allowance, and tenant improvement allowance (collectively, the "Economic Terms"), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party. Within five (5) days after receipt of such notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of such First Right Space specified in Landlord's notice upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease such First Right Space, specifying that such refusal is not based upon the Economic Terms, but upon tenant's lack of Right Space upon any terms it deems appropriate; or (iii) refuse to lease such First Right Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic the event that Tenant does not so respond in writing to Landlord's notice above. In the event Tenant gives Landlord notice pursuant to clause (iii) above, Landlord may elect to either (x) lease such First Right Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this lease, or (y) lease such First Right Space to any third party than those Economic Terms proposed by Tenant. In the event that Landlord shall not enter into a lease for such First Right Space, or a portion thereof, with a third party within one hundred eighty (180) days following Landlord's notice described above, then prior to leasing the First Right Space to any third party, Landlord shall repeat the procedures set forth in this Section 2.1(b). In the event that Landlord leases the First Right Space, or any portion thereof, to a third party in accordance with the provisions of this Section 2.1(b), and the First Right Space, or any portion thereof, shall again become available for releasing, then prior to Landlord entering into any such new lease with a third party for the First Right Space, Landlord shall repeat the procedures specified above in this Section 2.1(b). Notwithstanding the foregoing, it is understood that Tenant's First Right shall be subject to any extension or expansion rights granted by Landlord to any third party tenant now or hereafter occupying the First Right Space be deemed available for leasing until the existing tenant thereof shall have vacated the first Right Space. Tenant's rights under this Section 2.1(b) shall belong solely to Red Robin International, Inc., and may not be assigned or transferred by it. Any attempted assignment or transfer shall be void and of no force or effect.

         SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Office Building or the suitability or fitness of either for any purpose, except as set forth in this Lease. The taking of possession or use of the Premises by Tenant for any purpose other than construction shall conclusively establish that the Premises and the Office Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord's attention on a written punch list. The list shall be limited to any items required to be accomplished by Landlord under the Work Letter (if any) attached as Exhibit X, and shall be delivered to Landlord within thirty (30) days after the term ("Term" of this Lease commences as provided in Article III below. If there is no Work Letter, or if no items are required of Landlord under the Word Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

         SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Office Building and/or the Project as nay part of Tenant's corporate or trade name. Landlord shall have the right to change the number of the Office building or the name of the Project without liability to Tenant, except that Landlord shall reimburse Tenant for any resulting stationery reprinting charges.

                               ARTICLE III.  TERM

         SECTION 3.1(a)   GENERAL. The Term shall be for the period shown in
Item 5 of the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the earlier of (a) subject to the provisions of Section 3.2, the Estimated Commencement Date as set forth in Item 4 of the Basic Lease Provisions, or (b) the date Tenant acquires possession or commences use of the Premises for any purpose other than construction. Within ten (10) days after possession of the Premises is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date and the expiration date ("Expiration Date") of this Lease. Tenant's failure to execute that form shall not affect the validity of landlord's determination of those dates.

                 (b) Right to Extend this Lease. Provided that Tenant is not in default under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, Tenant may extend the Term of this lease for one(1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by (I) delivering to Landlord, not less than one hundred fifty (150) days or more than two hundred ten (210) days prior to the expiration date of the Term, Tenant's written notice of its commitment to extend (the "Commitment Notice"); and (ii) returning to Landlord, within fifteen (15) days after receipt, an executed amendment to this Lease (to be prepared by landlord upon receipt of the Commitment Notice) setting forth the Basic Rent and other charges payable during the extension term. The Basic Rent payable under the Lease during any extension of the Term shall be at ninety-five percent (95%) of the rate Landlord is then receiving for leases of comparable and similarly improved space within the Project on the date of the Commitment Notice, as reasonably determined by Landlord. If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminated as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt to assign or transfer any right or interest created by this paragraph shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single sixty (60) month extension created by this paragraph. Unless agreed to in a writing signed by Landlord and Tenant, any extension o the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph.

         (c) Right to Terminate. Provided Tenant is not in default under any provision of this Lease, Tenant shall have a one-time right to terminate this Lease effective as of the expiration of the thirty-sixth (36th) month of the Lease Term by giving Landlord not less than six (6) months prior written notice of such termination. Should Tenant exercise its Right to Terminate as set forth herein, Tenant shall pay to Landlord, concurrently with such exercise, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) as a obligation hereunder existing as of the date thereof or otherwise attributable to Tenant's occupancy of the Premises.

         Section 3.2. DELAY IN POSSESSION. In the event Landlord is unable to deliver the Premises to Tenant by September 1, 1991 so that Tenant can commence the construction of its Tenant Improvements pursuant to Exhibit X, then to the extent the completion of such Tenant Improvements is delayed beyond the Estimated Commencement date as the result thereof, the Commencement Date of this Lease shall also be extended by the period of such resulting delay.

                    ARTICLE IV.  RENT AND OPERATING EXPENSES

         SECTION 4.1.(a) BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder.

         SECTION 4.1.     BASIC RENT.      (Continued)

         (b) Reimbursements by Landlord. In consideration of the execution of this Lease by Tenant, Landlord shall reimburse to Tenant the expenses incurred by Tenant in connection with Tenant's move to the Premises, which expenses shall be deemed to equal the sum of forty Thousand Dollars ($40,000.00). The reimbursement shall be paid by Landlord within fifteen (15) days following the Commencement Date of this Lease.

         SECTION 4.2.     OPERATING EXPENSE INCREASE.

         (a) Commencing as of the first day of the thirteenth month of the Lease term, Tenant shall reimburse Landlord, as additional rent, for Tenant's proportionate shares of "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Office Building and Project. Property-Taxes and Building costs are mutually exclusive and may be billed separately or in combination as determined by Landlord. Tenant's proportionate share of Property Taxes shall equal the product of the rentable floor area of the Premises multiplied by the difference of (I) Property Taxes per rentable square foot less (ii) the Property Tax Base set forth in Item 7 of the Basic Lease provisions. Tenant's proportionate share of Building Costs shall equal product of the rentable floor area of the Premises multiplied by the difference of (I) Building Costs per rentable square foot less (ii) the building Cost Base set forth in Item 7 of the Basic Lease Provisions, Tenant acknowledges landlord's rights to make changes or additions to the Office Building and/or Project from time to time pursuant to Section 6.5 below, in which event the total rentable square footage within the Office Building and/or Project may be adjusted. For convenience of reference, Property Taxes and Building costs may sometimes be collectively referred to as "Operating Expenses."

                 (b) Commencing prior to the start of the first full "Expense Recovery Period" of the Lease (as set forth in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's proportionate shares of Building Costs and Property Taxes for the Expense Recovery Period or portion thereof. Commencing as of the first day of the thirteenth month of the Lease Term, Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenet shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate.

                 (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Property Taxes and Building Costs incurred by Landlord during the period, and the parties shall within thirty
(30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual proportional shares as shown by the annual statement. Any amount due Tenant shall be promptly refunded to Tenant, and nay deficiency shall be paid by Tenant together with the next installment. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. If actual property Taxes or building Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax base or the Building Cost Base, respectively, Landlord shall not be required to pay the differential to Tenant. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within sixty (60) days following delivery of landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties.

                 (d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's share of Property Taxes and Building Costs for the Expense Recovery Period in which the Lease terminates (which share shall be appropriately prorated based on the percentage of such Expense Recovery Period that this Lease was in effect), Tenant shall upon notice pay the entire increase due over the estimated expenses paid. Conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

                 (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant's estimated share of Property Taxes or Building Costs, as applicable, shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant's proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

                 (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Office Building and the Project, together with all appurtenant Common facilities (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; air conditioning; supplies; materials; equipment; tools; amortization of capital investments reasonable intended to produce a reduction in operating charges or energy conservation; amortization of capital investments necessary to bring the Office Building into compliance with applicable laws and building codes enacted subsequent to the completion of construction of the Office Building; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Office Building and/or Project, including both Landlord's personnel and outside personnel, but exclusive of personnel above the level of building manager; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2 and Exhibits B and C below; and a reasonable overhead/management fee. It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term "Property Taxes" as used herein shall include the following: (I) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and
(ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Office Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Office Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and
(iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by
Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. A copy of Landlord's unaudited statement of expenses shall be made available to Tenant upon request. The Building Cots may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Office Building.

                    ARTICLE IV.  RENT AND OPERATION EXPENSES

         SECTION 4.2      OPERATING EXPENSE INCREASE.       (Continued)

                 (g) Notwithstanding the foregoing, Operating Expenses shall exclude the following items:

                          (1)     Costs associated with the operation of the
business of the ownership or entity which constitutes "Landlord", as distinguished from the costs of building operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issued), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the building, costs of any disputes between Landlord's interest in the building, costs of any disputes between Landlord and its employees (if any) not engaged in building operation, disputes of Landlord with building management, or outside fees paid in connection with disputes with other tenants;

                          (2)     Costs incurred in connection with the
original construction of the Office Building or in connection with any major change in the Office Building, including but not limited to the addition or deletion of floors;

                          (3)     Costs of alterations or improvements to the
Premises or the premises of other tenants;

                          (4)     Depreciation, interest and principal
payments on mortgages, another debt costs, if any;

                          (5)     Expenses directly resulting from the
negligence of Landlord, its against, servants or employees;

                          (6)     Legal fees, space planners' fees, real estate
brokers' leasing commissions, and advertising expenses incurred in connection with the original development or original leasing of the Office Building or future leasing of the Office Building;

                          (7)     Costs for which Landlord is reimbursed by
its insurance carrier or any tenant's insurance carrier;

                          (8)     Any bad debt loss, rent loss, or reserves
for bad debts or rent loss;

                          (9)     The expense of extraordinary services
provided to other tenants in the Office Building;

                          (10)    The wages of any employee who does not
devote substantially all of his or her time to the Office Building;

                          (11)    Fines, penalties and interest;

                          (12)    Amounts paid as ground rental by Landlord;

                          (13)    Any building system maintenance contracts,
earthquake or any other type of insurance, unless such maintenance costs and/or insurance coverage was carried during the base year or, in the alternative, the base year Operating Expenses have been "grossed- up" to include what such maintenance and/or insurance coverage would have cost had it been carried during the base year;

                          (14)    Any recalculation of or additional Operating
Expenses actually incurred more than two (2) years prior to the year in which Landlord proposes that such costs be included.

                 (h) It is understood that Operating Expenses shall be reduce by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities or services in connection with the operation of the Office Building. Landlord shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discount. If capital times which are customarily purchased by landlords of first class office buildings in Orange County are leased, rather than purchased, by Landlord, the decision by Landlord to lease the time in question shall not serve to increase Tenant's proportionate share of Operating Expenses beyond that which would have applied had the item in question been purchased. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its best efforts to effect an equitable proration of bills for services rendered to the Office Building and to any other property owned by Landlord. Landlord agrees to keep books and records showing the Operating Expenses in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis.


                                ARTICLE V.  USES


         SECTION 5.1. USE. Tenant shall use the Premises only or the purposes stated in Item 3 of the Basic Lease Provisions. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall not do or permit anything to be done in or amount the Premises which will in any way interfere with the rights of other occupants of the Office Building or the Project, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Office Building, the Project and/or their contents, and shall comply with all applicable insurance underwriters rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials, as such materials may be identified in any federal, state or local law or regulation, in the premises or Project without the prior written consent of Landlord, which consent may be refused or conditioned by Landlord in its discretion. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous materials that my be required by any governmental agency. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provision of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

         SECTION 5.2.(a) SIGNS. Tenant, upon obtaining the approval of Landlord in writing, may affix a sign (restricted solely to Tenant's name as set forth in item 1 of the Basic Lease Provisions or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises and shall maintain the sign in good condition and repair during the Term. The sign shall conform to the criteria for signs established by Landlord. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant's expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.


                                ARTICLE V.  USES


         SECTION 5.2    SIGNS.  (Continued)

         (b) Non-Exclusive Primary and Secondary Signage. Tenant shall have the right to install non-exclusive 24 inch high primary and standard secondary signage on the exterior of the Office Building. The signs shall consist only of the name "Red Robin International." The type, location and design of such signage shall be subject to the approval of Landlord and shall be subject to the Executive park sign criteria. Installation, insurance, and maintenance of such signage shall be at Tenant's sole cost and expense. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without the prior consent of Landlord. Tenant's signage right shall belong solely to Red Robin International, Inc., a Nevada corporation and may not be transferred or assigned without Landlord's prior written consent, which may be withheld by Landlord in Landlord's sole discretion. In the event Tenant, exclusive of any subtenant(s), ceases to occupy the Premises, then Tenant shall, within thirty (30) days following notice from Landlord, remove the primary and secondary signage at Tenant's expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of this Lease. Any such removal shall be at Tenant's sole expense, and Tenant shall bear the cost of any resulting repairs to the Office Building that are reasonably necessary due to the removal.

                         ARTICLE VI.  LANDLORD SERVICES

         SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services described in Exhibit B, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damage to Tenant's equipment resulting from power surges. Landlord's failure to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly, provided that if the Premises are rendered unusable for more than five (5) consecutive business days as the result of Landlord's failure to furnish a required service or utility, then rent hereunder shall abate from and after the sixth business day until the service or utility is restored. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

         SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON FACILITIES. During the Term, Landlord shall operate all Common Facilities within the Office Building and the Project. The term "Common Facilities" shall mean all areas within the exterior boundaries of the Office Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all-other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking area and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

         SECTION 6.3. USE OF COMMON FACILITIES. The occupancy by Tenant of the Premises shall include the use of the Common Facilities in common with Landlord and with all others for whose conveniences and use the Common Facilities may be provided by landlord, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Facilities in the manner Landlord may determine to be appropriate. Landlord shall at all times during the term have exclusive control of the Common Facilities, any may restrain nay use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Facilities clear of any obstruction or unauthorized use related to Tenant's operations. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Facilities for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord.

         SECTION 6.4. PARKING. Tenant shall have the parking rights set forth in Exhibit C to this Lease.

         SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Office Building or the Project, or to the attendant fixtures, equipment and Common Facilities. Landlord may at any time relocate or remove any of the various buildings, parking areas, and other Common facilities, and may add buildings and areas to the Project from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises.


                     ARTICLE VII.  MAINTAINING THE PREMISES


         SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. When and if need, Tenant at its sole expense shall make all repairs necessary to keep the Premises in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear. All repairs shall be at least equal in quality to the original work, shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, if Tenant fails to make a necessary repair within thirty (30) days following notice from Landlord, then Landlord may elect to make any such repair on behalf of Tenant and at Tenant's expense, and Tenant shall promptly reimburse Landlord for all costs incurred upon submission of an invoice.

         SECTION 7.2.     LANDLORD'S MAINTENANCE AND REPAIR.

                 (a) Subject to Section 7.1 and Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surface of the exterior walls of the Office Building, and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function, provided the cost thereof is competitive with third party rates. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset, provided that in the event Landlord defaults, after the notice and cure period specified in Section 14.5, in its obligation to make any necessary repair to the interior of the Premises that is the responsibility of Landlord hereunder, and further provided that such repair would not affect the mechanical or electrical systems of the office Building, then Tenant may make such repair and offset the reasonable cost thereof against the rent next due hereunder, subject to Landlord's right to contest same in an unlawful detainer proceeding or otherwise.

                 (b) Except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Office building, including repairs to the Premises, nor shall nay related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises.

         SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord may impose, as a condition to its consent, a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor form performance of the work. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances. Under no circumstances shall Tenant make any improvement which incorporates asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Landlord may require Tenant to remove an improvement provided as part of the initial build-out pursuant to Exhibit X, if any, if and only if the improvement is a non-building standard item and Tenant is notified of the requirement prior to the build- out. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises for Tenant, Landlord shall be entitled to prompt reimbursement from Tenant for all Costs incurred.

         SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than twenty (20) day's prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

         SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all times, upon not less than 24 hours prior written notice (except in emergencies or to supply regular janitorial services), have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interest of Landlord in the Premises, and to submit the premises to prospective or actual purchasers or encumbrance holders (or, during the last ninety (90) days of the Term or when an uncured Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premise.


             ARTICLE VIII.  TAXES ASSESSMENTS ON TENANT'S PROPERTY


         Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible Tenant shall cause its personal property to be assessed and billed separately from the real property to which the Premises form a part. If any taxes on Tenant's personal property are levied against Landlord or increased by the inclusion of a value placed upon the personal property of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's fixtures and personal property, Landlord's reasonable determination shall be conclusive.

                     ARTICLE IX.  ASSIGNMENT AND SUBLETTING

         SECTION 9.1.     RIGHTS OF PARTIES.

                 (a) Notwithstanding any provision of this Lease to the contrary, Tenant will not, either voluntarily or by operation of law, sign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(C); provided that Tenant may, without the consent of Landlord but with prior written notice to Landlord, assign this Lease or any interest therein, or sublet the Premises or any portion thereof, to (I) any subsidiary or any parent or any subsidiary of any parent of Tenant, (ii) any corporation with which Tenant may merge or consolidate, or (iii) any corporation acquiring all or substantially all of the assets and/or stock of Tenant. No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Office Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in Section 9.1(C) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy code, any and alimonies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all o the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

                 (b) If Tenant or any guarantor of Tenant ("Tenant's Guarantor") is a corporation, or is an unincorporated association or partnership, the transfer of any stock or interest in the corporation, association or partnership which results in a change in the voting control of Tenant or Tenant's Guarantor, if any, shall be deemed an assignment within the meaning and provisions of this Article. In addition, any change in the status of the entity, such as, but not limited to, the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

                 (c) If Tenant desires to transfer an interest in this Lease, it shall first notify Landlord of its desire and shall submit in writing to
Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Office Building and Project; (3) at Landlord's election, insurance requirements shall be brought into conformity with Landlord's then current leasing practice; (4) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee; (5) any proposed subtenant or assignee demonstrates to Landlord's reasonable satisfaction an record of successful experience in business; (6) the proposed assignee or subtenant is not an existing tenant of the Office Building or Project; and (7) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to landlord; provided that any material change in the terms shall be subject to landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within ten 910) business days following receipt of Tenant's written request and the information set forth above.

                 (d) Notwithstanding the provisions if Subsection (C) above, in lieu of consenting to a proposed assignment or subletting, Landlord may elect to (I) sublease the Premises (or the portion proposed to be subleased), or take an assignment of Tenant's interest in this Lease, upon the same terms as offered to the proposed subtenant or assignee (excluding terms relating to the purchase of personal property, the use of Tenant's name or the continuation of Tenant's business), or (ii) terminate this Lease as to the portion of the Premises proposed to be subleased or assigned with a proportionate abatement in the rent payable under this Lease, effective on the date that the proposed sublease or assignment would have become effective. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee of Tenant.

                 (e) Tenant shall pay to Landlord a transfer fee of Two Hundred Fifty Dollars ($250.00) if and when any transfer requested by Tenant is approved.

         SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment (other than an assignment to Landlord), even with the consent of Landlord, shall relive Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant other than Landlord. Each assignee, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord and executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.

         SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

                 (a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

                 (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payment or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord by bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

                 (c) Tenant agrees that Landlord may, at its sole option, authorize a subtenant of the Premises to cure a default by Tenant under this Lease. Should Landlord accept such cure, the subtenant shall have a right of reimbursement and offset from and against Tenant under the applicable sublease.

                      ARTICLE X.  INSURANCE AND INDEMNITY

         SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

         SECTION 10.2. LANDLORD'S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: "all risk" property insurance, subject to standard exclusions, covering the Office Building in an amount of at least eighty percent (80%) of its replacement value, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including leasehold improvements made by Landlord, and comprehensive public liability coverage. Landlord shall not be required to carry insurance of any kind on Tenant's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other times of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Office Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

         SECTION 10.3. TENANT'S INDEMNITY. To the fullest extent permitted by law, Tenant shall defend, indemnify and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Office Building or the Common Facilities, or form the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Office Building or the Common Facilities, or from any against in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel satisfactory to Landlord.

         SECTION 10.4. LANDLORD'S INDEMNITY. Landlord shall indemnify and save Tenant harmless from any and all liabilities or damages to the extent they are attributable to a breach on the part of Landlord in the performance of any of its obligations under this Lease or to the negligence or will full misconduct of Landlord, its agents or employees in or about the Premises, If Tenant is served as a party defendant in any action or proceeding covered by this Section, attorneys selected by Landlord or Landlord's insurance carrier shall defend Tenant, without charge, and Tenant shall promptly notify Landlord immediately upon said service being effected.

                       ARTICLE XI.  DAMAGE OR DESTRUCTION

         SECTION 11.1.    RESTORATION.

                 (a)      If the Office Building of which the premises are a
part is damaged, Landlord shall repair that damage as soon as reasonably possible, at its expense, unless: (i) landlord reasonably determines that the cost of repair would exceed ten percent (10) of the full replacement cost of the Office Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extend coverage insurance e(or by a normal extended coverage policy should Landlord fail to carry that insurance); or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

                 (b) Unless Landlord elects to terminate this Lease in accordance with subsection (a) above, this Lease shall continue in effect for the remainder of the Term; provided that if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the premises for more than six (6) months, then Tenant may elect to terminate this Lease by written notice to Landlord within the sixty (60) day period stated in subsection (a).

                 (c) Commencing on the date of any damage to the Office Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

                 (d)      Notwithstanding the provisions of subsections (a),
(b) and (C) of this Section, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, or representatives. In addition, the provisions of this Section shall be deemed to require Landlord to repair any improvements or fixtures that Tenant is obligated to repair or insure pursuant to any other provision of this Lease.

         SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                          ARTICLE XII.  EMINENT DOMAIN

         SECTION 12.1. TOTAL OR PARTIAL TAKING. If all of a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain in, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority In the event title to a portion of the Office building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Office Building in such a way as to enter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire event of the condemnation award without deduction for any state or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property end fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

         SECTION 12.2 TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

         Section 12.3 TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Office Building: provided that if Landlord falls to make that substitution within thirty (30) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord If this Lease is not to terminate by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

               ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

SECTION 13.1 Subordination.

         (a) At the option of Landlord, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter effect the Office Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Tenant has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a Tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments that may be required from time to time to subordinate this Lease pursuant to this Section. In the event of a termination or foreclosure Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by landlords successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust, or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.

         (b) Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article, within ten
(10) days after written request by Landlord, shall constitute a default upon this Lease. In that event, Landlord, In addition to any other rights or remedies it might have, shall have the right, by written notice to Tenant, to terminate this Lease as of a date not less than twenty (20) days after the date of Landlord's notice Landlord's election to terminate shall not relieve Tenant of any liability for its default.

         SECTION 13.2  ESTOPPEL CERTIFICATE

         (a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, os modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, end (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrances of all or any portion of the Office Building or Project.

                 (b) Tenant's failure to deliver any estoppel statement within the provided time shall constitute a default under this Lease and shall be conclusive upon Tenant that (1) this Lease is in full force end effect without modification except as may be represented by Landlord, (11) there are no uncured defaults in Landlord's performance, and (iii) not more then one month's rental has been paid in advance.

                      ARTICLE XIV.  DEFAULTS AND REMEDIES

         SECTION 14.1 TENANT DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

                 (a) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant as and when due where the failure continues for period of three (3) days after written notice from Landlord to Tenant; provided however that any such notice shall be in lieu of and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 and 1161(a) as amended For purposes of these default and remedies provisions the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

                 (b) Assignment sublease encumbrance or other transfer of the Lease by Tenant either voluntarily or by operation of law whether by judgment execution transfer by intestacy or testacy or other means without the prior written consent of landlord.

                 (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

                 (d) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant other thin as specified in any other subsection of this Section where the failure continues for a period of thirty 130) days after written notice from Landlord to Tenant provided however that any such notice shall be in lieu of and not in addition to any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended However if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion.

                 (e) (i) The making by Tenant of any general assignment for the benefit of creditors (ii) the filing by or against Tenant of a petition to have Tenant adjudged Chapter 7 debtor under the bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any taw relating to bankruptcy (unless in the case of e petition filed against Tenant the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to substantially possession of substantially all of Tenant's asset located at the Premises or of Tenant's interest in this Lease if possession is not restored to Tenant within thirty (30) days; (iv) the attachment execution or other judicial seizure of substantially all of Tenant's assets located et the Premises or of Tenant's interest in this Lease where the seizure is not discharged within thirty (30) days or (v) Tenant's convening of meeting of its creditors for the purpose of effecting a moratorium upon or composition of Its debts Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law the provision shall be of no force or effect.

         SECTION 14.2. LANDLORD'S REMEDIES.

                 (a) In the event of any default by Tenant or In the event of the abandonment of the Premises by Tenant then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                          (i) Landlord may terminate Tenant's right to
possession of the Premises by any lawful means in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord Such termination shall not effect any accrued obligations of Tenant under this Lease. Upon termination Landlord shall have the right to reenter the Premises and remove all persons and property Landlord shall also be entitled to recover from Tenant:

                                  (1) The worth at the time of award of the
unpaid rent end additional rent which had been earned at the time of termination;

                                  (2) The worth at the time of award of the
amount by which the unpaid rent and addition to rent which would have been earned after termination until the time of award exceeds the amount of such toss that Tenant proves could have been reasonably avoided;

                                  (3) The worth at the time of award of the
amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                                  (4) Any other amount necessary to compensate
Landlord or all the detriment approximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commission and other expenses of relating, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this lease, reasonable attorney's fees, and any other reasonable costs; and

                                  (5) At Landlord's election, all other
amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal reserve Bank of San Francisco at that time of award plus one percent (1%).

                 (ii) Landlord may elect not to terminated Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

          (b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant unless and until the default is cured by Tenant. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California Law, Landlord may pursue any or all of its rights and remedies at the same time.

          (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

     SECTION 14.3. LATE PAYMENTS.

          (a) Any rent due under this Lease that is not paid to Landlord within five (5) days following receipt of written notice that the same is due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days following the receipt of written notice that the same is due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge in the amount of one hundred dollars ($100.00) for each delinquent payment. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

          (b) Following each second consecutive installment of rent that is not paid within five (5) days following notice of nonpayment from Landlord, Landlord shall have the option (i) to require that Tenant increase the amount, if any, of the Security Deposit by one hundred percent (100%). Should Tenant deliver to Landlord, at any time during the Term, two (2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check.

     SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord. Landlord shall have the same rights and remedies if Tenant fails to pay those amounts as Landlord would have in the event of a default by Tenant in the payment of rent.

     SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation i such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

     SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the truer of the facts.

                            ARTICLE XV. END OF TERM

     SECTION 15.1 HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease, except that the monthly rental shall be one hundred twenty percent (120%) of the total monthly rental for the month immediately preceding the date of termination. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

     SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

     SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.


                       ARTICLE XVI. PAYMENTS AND NOTICES

     All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to
Section 4.1, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered twenty-four (24) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                      ARTICLE XVII. RULES AND REGULATIONS

     Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Office Building, Project and Common Facilities. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant's failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.


                       ARTICLE XVIII. BROKER'S COMMISSION

     The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Tenant fails to take possession of the Premises or if this Lease otherwise terminates prior to the Expiration Date as the result of failure of performance by Tenant, Landlord shall be entitled to recover from Tenant the unamortized portion of any brokerage commission funded by Landlord in addition to any other damages to which Landlord may be entitled.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

     SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

     SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

     SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

     SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

     SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     SECTION 20.6. CONTROLLING LAW. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

     SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or from the timely performance of any other obligation under this Lease within Tenant's reasonable control.

     SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Office Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

     SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

     SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.


                      ARTICLE XXI. EXECUTION AND RECORDING

     SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of the corporation or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation or partnership, and that this Lease is binding upon the corporation or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

     SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

     SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

     SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.


                          ARTICLE XXII. MISCELLANEOUS

     SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Office Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

     SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term promptly furnish Landlord with annual financial statements reflecting Tenant's financial condition upon written request from Landlord.

     SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Office Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

     SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Office Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity (but not to exceed six months) to cure the default by Landlord, including, if necessary to effect the cure, time to obtain possession of the Office Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.

     SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

     SECTION 22.6. DISCLOSURE STATEMENT. Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit F to this Lease, if that Exhibit is attached.

         SECTION 22.7. ATTACHMENTS. In addition to all of the Exhibits referred to above, attached are the following documents which also constitute a part of this Lease:

         SECTION 22.8. REIMBURSEMENT FOR EXISTING LEASES. Landlord and Tenant are currently parties to an office space lease dated November 13, 1989 for premises located at 9 Executive Circle, Suite 290, Irvine, California, which lease shall expire on June 30, 1992. Tenant is also currently subleasing a portion of the first floor at 9 Executive Circle from Harbor Bank, a California corporation under a sublease agreement dated April 9, 1987, which sublease shall expire on May 14, 1992. Tenant represents that a true and correct copy of said sublease agreement and all amendments thereto are attached hereto as Exhibit Y. The aforementioned lease and sublease shall collectively be referred to herein as the "Existing Leases". Tenant hereby represents that the monthly basic rent payable under the Existing Lease is $25,132.00 plus operating expenses of $-0- per month. Landlord and Tenant agree that concurrently with the Commencement Date hereof, the parties hereto shall have the following rights and obligations with respect to the Existing Leases.

                 (a) Except as may otherwise be provided herein, Landlord shall promptly reimburse Tenant for any basic rent and operating expense (including property tax) reimbursements which Tenant is required to pay under the Existing Leases net of any receipts from subtenants, and which accrue from and after the Commencement date of this Lease.

                 (b) Tenant hereby represents that it has not, and agrees that from and after the date hereof it shall not, exercise any rights, options or elections which Tenant has or may have under the existing Leases, including, without limitation any options to extend or renew the term of the Existing Leases or otherwise to affect the obligations, including rental obligations, of Tenant thereunder, nor shall Tenant enter into any amendment of the Existing Leases without Landlord's prior written consent.

                 (c) Upon request by Landlord, Tenant shall cooperate in effecting either a sublease(s) or a "buy-out" of the Existing Leases, provided that Tenant is not required to incur any additional cost as the result thereof.




LANDLORD:                                        TENANT:

THE IRVINE COMPANY, a Michigan corporation,      RED ROBIN INTERNATIONAL, INC.
dba IRVINE OFFICE COMPANY                        -----------------------------
                                                 a Nevada corporation
                                                 -----------------------------

By   /s/                                         By    /s/
   ----------------------------------------         --------------------------
   Michael T. Lutton, President                  Title         President
   Irvine Office Company                               -----------------------


By   /s/                                         By    /s/
   ----------------------------------------         --------------------------
   Richard A. Jones                              Title      Vice Secretary
   Vice President, Operation                           -----------------------
------------------------------------
   Irvine Office Company


                             [LEGAL APPROVAL STAMP]

                    [EXECUTIVE PARK BUILDING 28 FLOOR 2 MAP]



                                  EXHIBIT "A"

                                   EXHIBIT B

                             UTILITIES AND SERVICES


         The following standards for utilities and services shall be in effect at the Office Building. Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

         1. Landlord shall furnish to the Premises during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, generally recognized national holidays and Sundays excepted, reasonable air conditioning, heating and ventilation services. Subject to the provisions set forth below, Landlord shall also furnish the Office Building with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord's standard overhead fluorescent and incandescent fixtures and for fractional horsepower office machines, and water for lavatory and drinking purposes. Tenant will not, without the prior written consent of Landlord, consume electricity in the Premises at a level in excess of 3 watts per square foot or otherwise increase the amount of electricity, gas or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. This paragraph shall at all times be subject to applicable governmental regulations.

         2. Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for those afterhour services at rates that Landlord may establish from time to time. In addition, Landlord may impose a reasonable charge for any excessive use of any utilities or services or for any substantial recurrent use of the Premises at any time other than generally recognized business hours of generally recognized business days. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed.

         3. If any lights, machines or equipment (including without limitation electronic data processing machines) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right at its election to install or modify any machinery and equipment to the extent Landlord reasonably deems necessary to restore temperature balance. The cost of installation, and any additional cost of operation and maintenance, shall be paid by Tenant to Landlord promptly upon demand.

         4. Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant's occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant's expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant's default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

         5. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

         6. Landlord shall provide janitorial services, Monday through Friday, in accordance with the specifications attached hereto as Exhibit B-1 and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

         7. Tenant shall have access to the Office Building 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Office Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use/misuse of any access system.

         7. Tenant shall have access to the Office Building 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Office Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use/misuse of any access system.

                                  EXHIBIT B-1

                           JANITORIAL SPECIFICATIONS

         Landlord shall use best efforts to provide cleaning services in accordance with the following specifications:

I.       OFFICE SPACE

         A.      DAILY
                 (1)      Empty trash
                 (2)      General carpet vacuuming
                 (3)      General dusting of furniture and window ledges (if
                 clear) (4)      Spot clean carpet (5)      Damp and dry mop
                 hard surface floors (6)      Spot clean doors, walls, and
                 interior partition glass (7)      Clean lunch room tables and
                 countertops (if clear)

         B.      WEEKLY
                 (1)      Thorough vacuuming (i.e., under furniture)
                 (2)      Dust lower furniture surfaces
                 (3)      Dust areas over 6 feet high
                 (4)      Damp wipe interior doors and vinyl furniture

         C.      MONTHLY
                 (1)      Detail vacuuming (edges, covers)
                 (2)      Vacuum drapes
                 (3)      Dust miniblinds
                 (4)      Clean vents

II.      RESTROOMS

         A.      DAILY
                 (1)      Clean/sanitize sinks, toilets, urinals
                 (2)      Clean mirrors and stainless steel
                 (3)      Sweep/disinfect floors
                 (4)      Spot clean walls
                 (5)      Damp wipe partitions
                 (6)      Empty trash
                 (7)      Replenish paper supplies, soap, etc.

         B.      WEEKLY
                 (1)      Dust tops of partitions
                 (2)      Flush floor drains

         C.      MONTHLY
                 (1)      Scrub/refinish floors
                 (2)      Clean vents

III.     PUBLIC AREAS

         A.      DAILY
                 (1)      Vacuum/sweep as needed
                 (2)      Spot clean carpet
                 (3)      Spot clean lobby doors
                 (4)      Dust interior signage
                 (5)      Wipe clean lobby directories
                 (6)      Clean elevator cabs

         B.      WEEKLY
                 (1)      Clean lobby doors
                 (2)      Dust tops of door frames

         C.      MONTHLY
                 (1)      Refinish lobby doors (where necessary)
                 (2)      Clean vents

IV.      WINDOWS

         Windows to be cleaned, inside and out, two (2) times per year.

                                   EXHIBIT C

                                    PARKING

         The following parking regulations shall be in effect at the Office Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

         1. Landlord agrees to maintain, or cause to be maintained, an automobile parking area ("Parking Area") in reasonable proximity to the Office Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenant and occupants of the Office Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Landlord, its agents, servants and employees. Unless otherwise instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area.

         2. Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system or systems of permit parking for Tenant, its employees and its visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, verification of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Tenant shall comply with such system in its use (and in the use of its visitors, patrons and employees) of the Parking Area, provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlord's then current scheduled charge for parking.

         3. Tenant shall furnish Landlord with a list of its employees' names and of Tenant's and its employees' vehicle license numbers within fifteen
915) days after taking possession of the Premises, and Tenant shall thereafter notify Landlord in writing of any change in that list within five (5) days after the change occurs. Tenant agrees to acquaint its employees with these regulations and assumes responsibility for compliance by its employees with these parking provisions, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent; failure to pay shall constitute a breach of the Lease. If Tenant or its employees park in other than designated parking areas, if any such areas have been so designated by Landlord, then Landlord may charge Tenant, as additional rent, Ten Dollars ($10.00) per day for each day or partial day each vehicle is parked in any part of the Parking Area (or other portion of the Common Facilities) other than that designated. Tenant authorizes Landlord to tow away from the Office Building any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or to attach violation stickers or notices to those vehicles. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Office Building, whether by validation of parking tickets, parking meters or any other method of assessment, Tenant agrees to participate in the validation or assessment program under reasonable rules and regulations as are established by Landlord and/or any applicable governmental agency.

         4. Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other identification devices supplied by Landlord. All identification devices shall remain the property of Landlord, shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a deposit fee for identification devices and a replacement charge for devices which are lost or stolen. Each identification device shall be returned to Landlord promptly following the Expiration Date or sooner Termination of this Lease. Loss or theft of parking identification devices shall be reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator. Deposits for identification devices shall be forfeited if the identification devices are lost, but shall be returned, without interest, at the time the holder ceases using the Parking Area and surrenders the device to Landlord or its Parking Area operator.

         5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as "no parking" or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Office Building or their employees or invitees.

         6. Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for twenty-four hour periods, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area.

         7. It is understood that the employees of Tenant and the other tenants of Landlord within the office Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designed for patrons of the office Building and/or Project and that Landlord shall at all times have the right to establish rules and regulations for employee parking. Landlord shall furnish for employees of Tenant, either within or reasonably close to the Parking Area, eighteen (18) reserved and fifty-one (51) unreserved parking spaces. The eighteen reserved spaces shall be situated under the office Building in the locations shown in Exhibit C-1, and shall be appropriately labeled for the benefit of Tenant. Employees shall pay to Landlord or its agents for the use of employee parking spaces the amounts as landlord shall from time to time determine. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area. In the event of the use of the parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the parking Area on weekends, holidays, and at other non-office hours without payment. Notwithstanding the foregoing, provided Tenant is not in default under the Lease, the monthly stall charge for the parking spaces allotted herein to Tenant's employees shall be waived during the initial seventy-two (72) month Lease Term.

         8. Notwithstanding the foregoing paragraph 1 though 7, Landlord shall be entitled to pass on to Tenant its proportionate share of any charges or parking surcharge levied by any governmental agency. The foregoing parking provisions are further subject to any governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms.

         9. Should any parking spaces be allotted by Landlord to Tenant, either on a reserved or nonreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord.

                                   EXHIBIT C

                                  EXHIBIT C-1

                                     [MAP]

                                   EXHIBIT D

                               TENANT'S INSURANCE

        The following standards for Tenant's insurance shall be in effect at the Office Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to those standards. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

        1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) comprehensive general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, nonowned automobile, blanket contractual, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and cross liability and severability of interest clauses, which policy(ies) shall be written on an "occurrence" basis and for not less than $1,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance coverage; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in amounts satisfactory to Landlord; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form in general use in Orange County, California, insuring Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant's leasehold improvements, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption insurance in amounts satisfactory to Landlord. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

        2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a Best's policyholder rating of not less than "A" subject to final acceptance and approval by Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit D and contains the required provisions, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Property evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

        3. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit D shall contain the following provisions and/or clauses satisfactory to landlord: (i) a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be noncontributory with respect to any policies carried by Tenant; (ii) a provision including Landlord and any other parties in interest designated by landlord as an additional insured, except as to workers compensation insurance;
(iii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iv) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

        4. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.


                                   EXHIBIT D

                                   EXHIBIT E

                             RULES AND REGULATIONS

        The following Rules and Regulations shall be in effect at the Office Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

        1. Except with the prior written consent of landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, or theatre tickets, in or from the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodations of occupants of any other portion of the Office Building. Tenant shall not allow the Premises to be utilized for any manufacturing of any kind, or the business of a public barber shop, beauty parlor, or a manicuring and chiropodist business, or any business other than that specifically provided for in the Lease.

        2. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, in the judgment of landlord, shall be prejudicial to the safety, character, reputation and interests of the Office Building and its tenants. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Office Building without the prior written consent of Landlord.

        3. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Office Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

        4. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Office Building or the Premises without the prior written consent of Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued by Tenant. No awnings shall be permitted on any part of the Premises.

        5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Office Building, or on the property kept in the Office Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Office Building, or any portion of the Office Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority.

        6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of landlord. Landlord may restrict the weight and position of any equipment that may exceed the weight load limits for the structure of the office Building, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the office Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Office Building must be reasonably acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Office Building or carried into the elevators during normal business hours (i.e., Monday through Friday, 8:00 a.m. to 6:00 p.m.) unless approved in writing by Landlord.

        7. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of landlord, no person or persons other than those approved by Landlord will be permitted to enter the Office Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness.

        8. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Office Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Office Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Office Building. Smoking or carrying lighted cigars or cigarettes in the elevators and restrooms of the Office Building is prohibited.

        9. No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a microwave oven and coffee maker for the benefit of Tenant's employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging.

                                   EXHIBIT E

        10. Tenant shall not use or keep in the Office Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by landlord.

        11. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

        12. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to office, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or cards so furnished, Tenant shall pay Landlord for those items.

        13. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be born by Tenant.

        14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the office Building, or to the halls, corridors, elevators or stairways in the Office Building, or to the Premises, may be refused unless the person seeking access complies with any access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the office Building of any person whom Landlord has the right to exclude under Rules 2 or 19 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Office Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Office Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Office Building.

        15. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Office Building and shall observe strict care not to leave windows open, if applicable, when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Office Building, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Office Building or Landlord.

        16. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock.

        17. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease except in accordance with Exhibit B.

        18. Tenant shall furnish and utilize masonite or plastic floor mats so as to minimize carpet damage resulting from the use of rollers on chairs.

        19. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person. In the event any such person is a guest or invitee of Tenant, Tenant shall notify Landlord in advance of each desired entry, and Landlord shall authorize the person so designated to enter the Premises, provided that in the sole and absolute discretionary judgment of Landlord, such person will not be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged in or likely to engage in conduct which may in the Landlord's opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Office Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor's execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

        20. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

                                   EXHIBIT E

                                   EXHIBIT X

                                  WORK LETTER

        Tenant Improvements
        -------------------

        Tenant shall employ its own architect and contractors in constructing the Tenant Improvements, provided that Tenant allows Landlord's approved contractor to bid on the Tenant Improvements. The Tenant Improvements shall be undertaken and prosecuted in accordance with the following requirements:

        (1) Concurrently with sign-off by Tenant, the space plans, construction drawings and specifications for all improvements and finishes, together with any changes thereto, shall be submitted to Landlord (with samples as required) for Landlord's written approval, which approval will not unreasonably be withheld provided that such improvements are aesthetically consistent from the exterior of the Premises with building standard improvements;

        (2) Tenant shall use the electrical and mechanical engineers and subcontractors designated by Landlord;

        (3) Tenant shall deliver to Landlord a copy of the final application for permit and issued permit for the construction work;

        (4) Tenant's general contractor and each of its subcontractors shall comply with Landlord's requirements as generally imposed on third party contractors, including without limitation all insurance coverage requirements and the obligation to furnish appropriate certificates of insurance to Landlord prior to commencement of construction;

        (5) A construction schedule shall be provided to Landlord prior to commencement of the construction work, and weekly updates shall be supplied during the progress of the work;

        (6) Tenant shall give Landlord ten (10) days prior written notice of the commencement of construction so that Landlord may cause an appropriate notice of non-responsibility to be posted;

        (7) Tenant and its general contractor shall attend weekly job meetings with Landlord's construction manager for the Project;

        (8) Upon completion of the work, Tenant shall cause to be provided to Landlord (i) as-build drawings of the Premises signed by Tenant's architect,
(ii) a final punchlist signed by Tenant, (iii) final and unconditional lien waivers from all contractors and subcontractors, and (iv) a duly recorded Notice of Completion of the improvement work (collectively, the "Close-out Package");

        (9) The work shall be prosecuted at all times in accordance with all state, federal and local laws, regulations and ordinances, including without limitation all OSHA and other safety laws;

        (10) Tenant's contractor shall be responsible for obtaining the certificate of occupancy for the Premises, a copy of which shall be delivered to Landlord; and

        (11) All of the provisions of this Lease shall apply to any activity of Tenant, its agents and contractors, in the Premises prior to the Commencement Date, except for the obligation of Tenant to pay rent.

        Landlord shall not be liable in any way for any injury, loss or damage which may occur to any work performed by Tenant, nor shall Landlord be responsible for repairing any defective condition therein. In no event shall Tenant's failure to complete the work extend the Commencement Date beyond January 1, 1992 except as provided in Section 3.2 of the Lease.

                                   EXHIBIT X

        Landlord shall provide to Tenant a tenant improvement allowance in the amount of Three Hundred Eighty-Five Thousand Six Hundred Dollars ($385,600.00) (the "Landlord's Contribution"), with any excess cost to be borne solely by Tenant. It is understood, however, that Landlord's management agent for the Project shall be entitled to a supervision/administrative fee of Fifteen Thousand Dollars ($15,000.00) for architectural and construction costs (exclusive of the sum spent for furniture, furnishings and trade fixtures), which fee shall be paid from the Landlord's Contribution. The Landlord's Contribution shall, without limitation, also be utilized to fund space planning costs and plan check and permit fees.

        Landlord shall fund the Landlord's Contribution as and when costs totalling the amount of the Landlord's Contribution (less the supervision/administrative fee described above) are incurred, and a payment request therefor is submitted by Tenant. Such payment request shall include a copy of all supporting invoices, lien waivers (in the form prescribed by the California Civil Code), and pertinent back-up. Landlord shall fund the payment request within thirty (30) days following receipt of the application and supporting materials; provided that a ten percent (10%) retention shall be held on payment to the architect, contractor and subcontractors until Landlord received the complete Close-out Package.

                                   EXHIBIT X
                                  Page 2 of 2